UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 23, 2010

(Date of earliest event reported)

The Student Loan Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

(203) 975-6320

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

On December 23, 2010, The Student Loan Corporation (the “Company”) announced that it and the other named defendants have entered into a memorandum of understanding (“MOU”) with plaintiffs’ counsel in connection with putative class action lawsuits filed in the Chancery Court for the State of Delaware and the Superior Court of the State of Connecticut in connection with (i) the Company’s merger agreement with Discover Financial Services (“Discover”) and the merger contemplated thereby (the “DFS Merger”); (ii) the Company’s agreement with SLM Corporation pursuant to which affiliates of SLM Corporation will acquire from the Company certain securitized federal student loans and related assets and (iii) the Company’s agreement with Citibank, N.A. (“Citibank”) pursuant to which Citibank will acquire from the Company certain federal and private student loans and other assets.

Under the terms of the MOU, the Company, the other named defendants and the plaintiffs have agreed to settle the putative shareholder class actions challenging the DFS Merger and the other transactions filed (i) in the Chancery Court for the State of Delaware on behalf of all shareholders of the Company (other than defendants) consolidated under the caption In re The Student Loan Corporation Litigation (Consolidated C.A. No. 5832-VCL) and (ii) in the Superior Court of the State of Connecticut on behalf of all shareholders of the company (other than defendants) under the caption Zengel v. The Student Loan Corp., et al. (Docket No. FST-CV10-6006764-S) (collectively, the “Litigation”). The Company and the other defendants deny all of the allegations of wrongdoing in the lawsuits and believe their actions and the relevant disclosures with respect to such actions are appropriate under the law. Nevertheless, the Company and the other defendants have agreed to settle the putative class action lawsuits in order to avoid the burden and expense of continued litigation.

Pursuant to the terms of MOU, subject to the effectiveness of the DFS Merger and certain other customary conditions, including court approval of a final settlement agreement, in consideration for the full settlement and release of all defendants, the amount of $2.50 cash per share will be distributed by Citibank to those persons who are the Company’s stockholders of record immediately prior to the effective time of the DFS Merger (excluding Citibank, Discover and their affiliates). At this point, the settlement agreement is not final and is subject to a number of future events, including approval of the settlement by the court. There can be no assurance as to the timing of the payments described above.

A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 23, 2010, issued by The Student Loan Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: December 23, 2010

By:	/s/ Noelle D. Whitehead
Name:	Noelle D. Whitehead
Title:	Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated December 23, 2010, issued by The Student Loan Corporation